                        [MILES & STOCKBRIDGE LETTERHEAD]


                                                                    EXHIBIT 2(l)


                                  June 1, 1998

The Gabelli Equity Trust Inc.
One Corporate Center
Rye, New York 10580-1434

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933 (the "Act") of 5,750,000 shares of the Cumulative Preferred Stock, $.001 par value per share (the "Cumulative Preferred Stock"), of The Gabelli Equity Trust Inc., a Maryland corporation (the "Fund"), on its Registration Statement on Form N-2 (Registration No. 333-45951) filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), we have examined such corporate records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that in our opinion the Cumulative Preferred Stock to be offered by the Fund, when sold under the circumstances contemplated in the Registration Statement, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. Additionally, we understand that Skadden, Arps, Slate, Meagher & Flom LLP will rely on our opinion in giving its opinion letter to you on the date hereof and we consent to that reliance. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                   Very truly yours,

                                   MILES & STOCKBRIDGE P.C.


                                   By: /s/ J. W. THOMPSON WEBB
                                      -------------------------

                                      Principal